UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 3, 2020

OXFORD IMMUNOTEC GLOBAL PLC

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction of incorporation)

001-36200	98-1133710
(Commission File Number)	(IRS Employer Identification No.)

94C Innovation Drive, Milton Park, Abingdon OX14 4RZ, United Kingdom

(Address of principal executive offices)

Registrant’s telephone number including area code: +44 (0) 1235 442780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, £0.006705 nominal value per share	OXFD	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Oxford Immunotec Global plc (the “Company,” “Oxford Immunotec,” “we” or “our”) is filing this Current Report on Form 8-K to provide an update related to the global COVID-19 pandemic and its impact on the Company’s business.

As the COVID-19 pandemic continues to spread and impact global populations and economies, we continue to evaluate the impact of COVID-19 on both the diagnostics market more broadly, and on the Company’s operations more particularly. Given the importance of supporting patients with tuberculosis, which continues to be the leading cause of infectious disease death worldwide, we are diligently working with our suppliers, healthcare providers and partners to ensure that patients have access to our diagnostic tests, while taking into account regulatory, institutional, and government guidance, policies and protocols.

Revenues for the first quarter were near the high end of our first quarter guidance range, which was $10.7 million to $14.1 million, in part due to successful shipment and importation of T-SPOT.TB kits into China. We provided first quarter and full year guidance in our earnings release and conference call on March 2, 2020. This guidance assumed a decrease in demand for our testing kits in China due to COVID-19, but did not consider any effects outside of China. Since 2020 revenue guidance was provided on March 2nd, we have seen a significant decline in testing demand in additional countries as COVID-19 protocols and resources have restricted patient access to hospitals, physicians’ offices and other testing sites and caused a re-prioritization of public health activities. Given the uncertainties around the scope and duration of the pandemic, and its continued impact on our business, we are withdrawing our previously stated 2020 full year revenue guidance.

We may experience a delay in cash collections from customers, including hospitals, public health departments, commercial testing laboratories, distributors and universities, as well as from government programs, as a result of the COVID-19 pandemic. However, we have approximately $165 million of cash and cash equivalents available to support our operations and to continue to invest in product development, capacity expansion and other priorities.

We currently expect to release first quarter 2020 financial results in early May 2020 and host a conference call, at which time we will provide an update on the impact of the COVID-19 pandemic.

Certain statements in this report constitute forward-looking statements within the meaning of applicable U.S. and U.K. laws and regulations, including under the U.S. Private Securities Litigation Reform Act of 1995. Any statements contained herein which do not describe historical or current facts, including statements about Oxford Immunotec’s plans and objectives and future performance, revenues and financial condition; expectations as to the impact of COVID-19, including on the Company’s revenues and operations, as well as on the healthcare industry, markets and the global economies; plans to provide access to testing, and to invest in product development, capacity expansion and other priorities; beliefs about our cash balance and collections; expectations as to COVID-19 protocols and continuity measures; and plans to provide an update and release first quarter earnings, constitute forward-looking statements. Any forward-looking statements are based on our management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks that the COVID-19 pandemic may disrupt our business and the global healthcare system more severely than we have anticipated, as well as those other risks described in our filings with the U.S. Securities and Exchange Commission (the “Commission”), including the Company’s Annual Report on Form 10-K for the year-ended December 31, 2019, and in any other reports we subsequently filed with the Commission. Oxford Immunotec’s filings with the Commission are available for free by visiting the investor section of our website, www.oxfordimmunotec.com, or the Commission’s website, www.sec.gov.

Investors should give careful consideration to these risks and uncertainties. Forward-looking statements contained herein are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. Investors should not place undue reliance on forward-looking statements contained herein, which speak only as of the date of this report. Oxford Immunotec does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2020

OXFORD IMMUNOTEC GLOBAL PLC

By:	/s/ Matthew T E McLaughlin
Matthew T E McLaughlin
Chief Financial Officer